Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Contact:	Michael D. Hagedorn
Senior Executive Vice President and
Chief Financial Officer
973-872-4885

VALLEY NATIONAL BANCORP ANNOUNCES THIRD QUARTER 2023 RESULTS

NEW YORK, NY – October 26, 2023 -- Valley National Bancorp (NASDAQ:VLY), the holding company for Valley National Bank, today reported net income for the third quarter 2023 of $141.3 million, or $0.27 per diluted common share, as compared to the second quarter 2023 net income of $139.1 million, or $0.27 per diluted common share, and net income of $178.1 million, or $0.34 per diluted common share, for the third quarter 2022. Excluding all non-core income and charges, our adjusted net income (a non-GAAP measure) was $136.4 million, or $0.26 per diluted common share, for the third quarter 2023, $147.1 million, or $0.28 per diluted common share, for the second quarter 2023, and $181.5 million, or $0.35 per diluted common share, for the third quarter 2022. See further details below, including a reconciliation of our non-GAAP adjusted net income, in the "Consolidated Financial Highlights" tables.

Key financial highlights for the third quarter 2023:

•Loan Portfolio: Loan growth in most categories slowed as expected during third quarter 2023 largely due to the impact of higher market interest rates. Total loans increased $220.3 million, or 1.8 percent on an annualized basis, to $50.1 billion at September 30, 2023 from June 30, 2023 mainly as a result of select new loan originations in the commercial real estate loan portfolio. Annualized loan growth for the nine months ended September 30, 2023 totaled 9.0 percent. See the "Loans" section below for more details.
•Allowance and Provision for Credit Losses for Loans: The allowance for credit losses for loans totaled $462.3 million and $458.7 million at September 30, 2023 and June 30, 2023, respectively, representing 0.92 percent of total loans at each respective date. For the third quarter 2023, the provision for credit losses for loans totaled $9.1 million as compared to $6.3 million and $1.8 million for the second quarter 2023 and third quarter 2022, respectively.
•Credit Quality: Net loan charge-offs totaled $5.5 million for the third quarter 2023 as compared to $8.6 million for the second quarter 2023 and net recoveries of loan charge-offs of $5.6 million for the third quarter 2022. Total accruing past due loans increased $17.8 million to $79.5 million, or 0.16 percent of total loans, at September 30, 2023 as compared to $61.8 million, or 0.12 percent of total loans, at June 30, 2023. Non-accrual loans represented 0.52 percent and 0.51 percent of total loans at September 30, 2023 and June 30, 2023, respectively. See the "Credit Quality" section below for more details.
•Deposits: Total deposits increased $265.5 million to $49.9 billion at September 30, 2023 as compared to $49.6 billion at June 30, 2023 largely due to increases in direct customer interest bearing deposits, partially offset by a net decrease of $338.5 million in indirect customer deposits driven by maturity of certain indirect CDs. See the "Deposits" section below for more details.

Valley National Bancorp (NASDAQ: VLY)
Third Quarter 2023 Earnings
October 26, 2023

•Net Interest Income and Margin: Net interest income on a tax equivalent basis of $413.7 million for the third quarter 2023 decreased $7.6 million compared to the second quarter 2023 and decreased $41.7 million as compared to the third quarter 2022. Our net interest margin on a tax equivalent basis decreased by 3 basis points to 2.91 percent in the third quarter 2023 as compared to 2.94 percent for the second quarter 2023. The decline in both net interest income and margin as compared to the linked second quarter reflects the impact of rising market interest rates on interest bearing deposits, net of a 23 basis point increase in the yield of average interest earnings assets for the third quarter 2023. See the "Net Interest Income and Margin" section below for more details.
•Non-Interest Income: Non-interest income decreased $1.4 million to $58.7 million for the third quarter 2023 as compared to the second quarter 2023 mainly due to a $9.8 million decrease in capital market fees, largely offset by an increase of $6.5 million in net gains on sales of assets (mostly related to the sale of non-branch offices located in Wayne, New Jersey) and higher card fee income. The decrease in capital market fees was largely driven by the lower volume of interest rate swap transactions executed for new commercial loan customers during the third quarter 2023.
•Non-Interest Expense: Non-interest expense decreased $15.8 million to $267.1 million for the third quarter 2023 as compared to the second quarter 2023 largely due to $11.2 million of severance expense (non-core charges) recorded within salary and employee benefits expense in the second quarter 2023 and third quarter declines in both professional and legal fees and our FDIC insurance assessment. Technology, furniture and equipment expense increased $4.8 million for the third quarter 2023 largely due to higher data processing costs.
•Efficiency Ratio: Our efficiency ratio was 56.72 percent for the third quarter 2023 as compared to 55.59 percent and 49.76 percent for the second quarter 2023 and third quarter 2022, respectively. See the "Consolidated Financial Highlights" tables below for additional information regarding our non-GAAP measures.
•Performance Ratios: Annualized return on average assets (ROA), shareholders’ equity (ROE) and tangible ROE were 0.92 percent, 8.56 percent and 12.39 percent for the third quarter 2023, respectively. Annualized ROA, ROE, and tangible ROE, adjusted for non-core income and charges, were 0.89 percent, 8.26 percent and 11.95 percent for the third quarter 2023, respectively. See the "Consolidated Financial Highlights" tables below for additional information regarding our non-GAAP measures.

Ira Robbins, CEO commented, "I am extremely proud of the strength, stability, and resiliency reflected in our balance sheet during the third quarter. Our asset quality remains exceptional, and slower loan growth during the quarter contributed to improved capital ratios. Higher customer deposit balances enabled an incremental reduction in indirect CDs, while we paid off short-term borrowings to normalize our overnight cash position which was elevated in the second quarter."

Mr. Robbins continued, "In early October we completed our transformational core conversion. This was an incredible accomplishment for our organization against a challenging backdrop. We now have the appropriate technology infrastructure to support sustainable growth and better efficiency going forward. In my tenure we have built our robust service capabilities and have a significant opportunity to leverage these new technologies."

Valley National Bancorp (NASDAQ: VLY)
Third Quarter 2023 Earnings
October 26, 2023

Net Interest Income and Margin
Net interest income on a tax equivalent basis totaling $413.7 million for the third quarter 2023 decreased $7.6 million and $41.7 million as compared to the second quarter 2023 and third quarter 2022, respectively. The decrease as compared to the second quarter 2023 was mainly due to increased interest rates on most interest bearing deposit products, partially offset by higher loan yields and a reduction in average short-term borrowings. As a result of the higher cost of deposits, total interest expense increased $32.9 million to $400.6 million for the third quarter 2023 as compared to the second quarter 2023. Interest income on a tax equivalent basis increased $25.3 million to $814.3 million in the third quarter 2023 as compared to the second quarter 2023. The increase was mostly due to higher yields on both new originations and adjustable rate loans in our portfolio and a $561.5 million increase in average loan balances driven by organic new loan volumes over the last six months and a continuation of slower loan prepayments in the third quarter 2023.

Net interest margin on a tax equivalent basis of 2.91 percent for the third quarter 2023 decreased by 3 basis points and 69 basis points from 2.94 percent and 3.60 percent, respectively, for the second quarter 2023 and third quarter 2022. The decrease as compared to the second quarter 2023 was largely driven by higher interest rates on interest bearing deposits, partially offset by a 23 basis point increase in the yield on average interest earning assets. The yield on average loans increased by 25 basis points to 6.03 percent for the third quarter 2023 as compared to the second quarter 2023 largely due to higher interest rates on new originations and adjustable rate loans. Our cost of total average deposits was 2.94 percent for the third quarter 2023 as compared to 2.45 percent and 0.59 percent for the second quarter 2023 and the third quarter 2022, respectively. The overall cost of average interest bearing liabilities also increased 33 basis points to 3.92 percent for the third quarter 2023 as compared to the second quarter 2023 primarily driven by the continued rise in the market interest rates on deposits.
Loans, Deposits and Other Borrowings
Loans. Loans increased $220.3 million to approximately $50.1 billion at September 30, 2023 from June 30, 2023 mainly due to slower, but continued organic loan growth in the commercial real estate loan category and low levels of prepayment activity during the third quarter 2023. Total commercial real estate (including construction) increased $265.5 million, or 3.4 percent on an annualized basis during the third quarter 2023. Home equity loans also increased $13.4 million or 10.0 percent on an annualized basis during the third quarter 2023 due to higher utilization of lines of credit. Automobile loans decreased by $46.9 million, or 11.5 percent on an annualized basis during the third quarter 2023 largely due to continued low demand for vehicle financing because of the high interest rate environment. During the third quarter 2023, we sold $80.8 million of residential mortgage loans originated for sale as compared to $44.5 million in the second quarter 2023.
Deposits. Total deposits increased $265.5 million to $49.9 billion at September 30, 2023 from June 30, 2023 mainly due to increases of $833.5 million in savings, NOW and money market deposits and $194.8 million in time deposits, partially offset by a $762.8 million decrease in non-interest bearing deposits. The increase in savings, NOW and money market deposits was driven by increases in digital and national specialized deposits, as well as some shift in customer balances from non-interest bearing deposits during the third quarter 2023. The increase in time deposits was largely due to successful

Valley National Bancorp (NASDAQ: VLY)
Third Quarter 2023 Earnings
October 26, 2023

retail deposit campaigns, partially offset by the maturity of indirect time deposits. Non-interest bearing balances continued to be challenged by the high level of market interest rates which has caused some customers to pursue attractive investment alternatives, including our interest bearing products, or use cash in place of financing. Non-interest bearing deposits; savings, NOW and money market deposits; and time deposits represented approximately 24 percent, 46 percent and 30 percent of total deposits as of September 30, 2023, respectively, as compared to 25 percent, 45 percent and 30 percent of total deposits as of June 30, 2023, respectively.
Other Borrowings. Short-term borrowings decreased $1.0 billion to $89.8 million at September 30, 2023 as compared to June 30, 2023 mainly due to maturities and repayment of FHLB advances and a decrease in our excess overnight cash positions as part of our liquidity management strategies during the third quarter 2023. Long-term borrowings totaled $2.3 billion at September 30, 2023 as compared to $2.4 billion at June 30, 2023. The decrease was largely due to the maturity and repayment of $125.0 million of 5.125 percent subordinated notes issued in September 2013 and due on September 27, 2023, which had already been fully disallowed from a regulatory capital perspective.
Credit Quality
Non-Performing Assets (NPAs). Total NPAs, consisting of non-accrual loans, other real estate owned (OREO) and other repossessed assets, increased $4.2 million to $260.3 million at September 30, 2023 as compared to June 30, 2023 mostly driven by an increase in non-accrual loans. Non-accrual commercial and industrial loans increased $3.2 million to $87.7 million at September 30, 2023 mainly due to one new non-performing loan relationship totaling $4.2 million at September 30, 2023. Non-accrual loans represented 0.52 percent of total loans at September 30, 2023 compared to 0.51 percent at June 30, 2023.
Accruing Past Due Loans. Total accruing past due loans (i.e., loans past due 30 days or more and still accruing interest) increased $17.8 million to $79.5 million, or 0.16 percent of total loans, at September 30, 2023 as compared to $61.8 million, or 0.12 percent of total loans at June 30, 2023.
Loans 30 to 59 days past due increased $13.6 million to $47.4 million at September 30, 2023 as compared to June 30, 2023 mainly due to increases in commercial and (secured) consumer loans within this early stage delinquency category.
Loans 60 to 89 days past due increased $6.8 million to $19.8 million at September 30, 2023 as compared to June 30, 2023 largely due to higher residential mortgage delinquencies and a $2.3 million commercial real estate loan that migrated from the 30-59 days past due category reported at June 30, 2023.
Loans 90 days or more past due and still accruing interest decreased $2.6 million to $12.4 million at September 30, 2023 as compared to June 30, 2023. All loans 90 days or more past due and still accruing interest are well-secured and in the process of collection.

Valley National Bancorp (NASDAQ: VLY)
Third Quarter 2023 Earnings
October 26, 2023

Allowance for Credit Losses for Loans and Unfunded Commitments. The following table summarizes the allocation of the allowance for credit losses to loan categories and the allocation as a percentage of each loan category at September 30, 2023, June 30, 2023 and September 30, 2022:

	September 30, 2023		June 30, 2023		September 30, 2022
		Allocation		Allocation		Allocation
		as a % of		as a % of		as a % of
	Allowance	Loan	Allowance	Loan	Allowance	Loan
	Allocation	Category	Allocation	Category	Allocation	Category
	($ in thousands)
Loan Category:
Commercial and industrial loans	$133,988	1.44%	$128,245	1.38%	$154,051	1.77%
Commercial real estate loans:
Commercial real estate	191,562	0.68	194,177	0.70	217,124	0.89
Construction	53,485	1.40	45,518	1.19	50,656	1.42
Total commercial real estate loans	245,047	0.77	239,695	0.76	267,780	0.95
Residential mortgage loans	44,621	0.80	44,153	0.79	36,157	0.70
Consumer loans:
Home equity	3,689	0.67	4,020	0.75	4,083	0.87
Auto and other consumer	14,830	0.52	20,319	0.70	13,673	0.49
Total consumer loans	18,519	0.55	24,339	0.71	17,756	0.55
Allowance for loan losses	442,175	0.88	436,432	0.88	475,744	1.05
Allowance for unfunded credit commitments	20,170		22,244		22,664
Total allowance for credit losses for loans	$462,345		$458,676		$498,408
Allowance for credit losses for loans as a % total loans		0.92%		0.92%		1.10%

Our loan portfolio, totaling $50.1 billion at September 30, 2023, had net loan charge-offs totaling $5.5 million for the third quarter 2023 as compared to $8.6 million for the second quarter 2023 and net recoveries of loan charge-offs of $5.6 million for the third quarter 2022. Gross charge-offs totaled $8.9 million for the third quarter 2023 and included a $4.0 million partial charge-off of one commercial and industrial loan relationship.

The allowance for credit losses for loans, comprised of our allowance for loan losses and unfunded credit commitments, as a percentage of total loans was 0.92 percent at both September 30, 2023 and June 30, 2023, and 1.10 percent at September 30, 2022. During the third quarter 2023, the provision for credit losses for loans totaled $9.1 million as compared to $6.3 million and $1.8 million for the second quarter 2023 and third quarter 2022, respectively. The provision for credit losses for the third quarter 2023 reflects, among other factors, higher quantitative reserves related to classified loans within the commercial portfolios and specific reserves associated with collateral dependent loans, partially offset by a negative (credit) provision for unfunded credit commitments driven by a decline in these obligations at September 30, 2023. Our economic forecast related reserves at September 30, 2023 remained relatively unchanged from June 30, 2023.

Valley National Bancorp (NASDAQ: VLY)
Third Quarter 2023 Earnings
October 26, 2023

Capital Adequacy
Valley's total risk-based capital, common equity Tier 1 capital, Tier 1 capital and Tier 1 leverage capital ratios were 11.68 percent, 9.21 percent, 9.64 percent and 8.08 percent, respectively, at September 30, 2023.
Investor Conference Call
Valley will host a conference call with investors and the financial community at 11:00 AM Eastern Daylight Savings Time, today to discuss the third quarter 2023 earnings and related matters. Interested parties should preregister using this link: https://register.vevent.com to receive the dial-in number and a personal PIN, which are required to access the conference call. The teleconference will also be webcast live: https://edge.media-server.com and archived on Valley’s website through Monday, November 27, 2023.
About Valley
As the principal subsidiary of Valley National Bancorp, Valley National Bank is a regional bank with $61 billion in assets. Valley is committed to giving people and businesses the power to succeed. Valley operates many convenient branch locations and commercial banking offices across New Jersey, New York, Florida, Alabama, California, and Illinois, and is committed to providing the most convenient service, the latest innovations and an experienced and knowledgeable team dedicated to meeting customer needs. Helping communities grow and prosper is the heart of Valley’s corporate citizenship philosophy. To learn more about Valley, go to www.valley.com or call our Customer Care Center at 800-522-4100.
Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about our business, new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations. These statements may be identified by such forward-looking terminology as “intend,” “should,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “would,” “could,” “typically,” “usually,” “anticipate,” “may,” “estimate,” “outlook,” “project,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•the impact of Federal Reserve actions affecting the level of market interest rates and increases in business failures, specifically among our clients, as well as on our business, our employees and our ability to provide services to our customers;
•the impact of a potential U.S. Government shutdown on economic activity in the markets in which we operate and, in general, on levels of end market demand in the economy;

Valley National Bancorp (NASDAQ: VLY)
Third Quarter 2023 Earnings
October 26, 2023

•the impact of possible future bank failures on the business environment in which we operate and resulting market volatility and reduced confidence in depository institutions, including impact on stock price, customer deposit withdrawals from Valley National Bank, or business disruptions or liquidity issues that have or may affect our customers;
•the impact of unfavorable macroeconomic conditions or downturns, instability or volatility in financial markets, unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by and factors outside of our control, such as geopolitical instabilities or events (including the recent conflict in Israel and Gaza); natural and other disasters (including severe weather events) and health emergencies, acts of terrorism or other external events;
•risks associated with our acquisition of Bank Leumi Le-Israel Corporation (Bank Leumi USA), including (i) the inability to realize expected cost savings and synergies from the acquisition in the amounts or timeframe anticipated and (ii) greater than expected costs or difficulties relating to integration matters;
•the loss of or decrease in lower-cost funding sources within our deposit base;
•the need to supplement debt or equity capital to maintain or exceed internal capital thresholds;
•the inability to attract new customer deposits to keep pace with loan growth strategies;
•a material change in our allowance for credit losses under CECL due to forecasted economic conditions and/or unexpected credit deterioration in our loan and investment portfolios;
•greater than expected technology related costs due to, among other factors, prolonged or failed implementations, additional project staffing and obsolescence caused by continuous and rapid market innovations;
•cyber-attacks, ransomware attacks, computer viruses or other malware that may breach the security of our websites or other systems to obtain unauthorized access to confidential information, destroy data, disable or degrade service, or sabotage our systems;
•damage verdicts or settlements or restrictions related to existing or potential class action litigation or individual litigation arising from claims of violations of laws or regulations, contractual claims, breach of fiduciary responsibility, negligence, fraud, environmental laws, patent or trademark infringement, employment related claims, and other matters;
•changes to laws and regulations, including changes affecting oversight of the financial services industry; changes in the enforcement and interpretation of such laws and regulations; and changes in accounting and reporting standards;
•higher or lower than expected income tax expense or tax rates, including increases or decreases resulting from changes in uncertain tax position liabilities, tax laws, regulations and case law;
•results of examinations by the Office of the Comptroller of the Currency (OCC), the Federal Reserve Bank (FRB), the Consumer Financial Protection Bureau (CFPB) and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for credit losses, write-down assets, reimburse customers, change the way we do business, or limit or eliminate certain other banking activities;
•our inability or determination not to pay dividends at current levels, or at all, because of inadequate earnings, regulatory restrictions or limitations, changes in our capital requirements or a decision to increase capital by retaining more earnings;

Valley National Bancorp (NASDAQ: VLY)
Third Quarter 2023 Earnings
October 26, 2023

•a prolonged downturn in the economy, as well as an unexpected decline in commercial real estate values collateralizing a significant portion of our loan portfolio; and
•unexpected significant declines in the loan portfolio due to the lack of economic expansion, increased competition, large prepayments, changes in regulatory lending guidance or other factors.
A detailed discussion of factors that could affect our results is included in our SEC filings, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2022 and in Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.
We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.
# # #
-Tables to Follow-

VALLEY NATIONAL BANCORP
CONSOLIDATED FINANCIAL HIGHLIGHTS
GAAP Reconciliations to GAAP Financial Measures (Continued)
SELECTED FINANCIAL DATA

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
($ in thousands, except for share data and stock price)	2023	2023	2022	2023	2022
FINANCIAL DATA:
Net interest income - FTE (1)	$413,657	$421,275	$455,308	$1,272,390	$1,193,235
Net interest income	$412,418	$419,765	$453,992	$1,268,203	$1,189,821
Non-interest income	58,664	60,075	56,194	173,038	153,997
Total revenue	471,082	479,840	510,186	1,441,241	1,343,818
Non-interest expense	267,133	282,971	261,639	822,270	758,709
Pre-provision net revenue	203,949	196,869	248,547	618,971	585,109
Provision for credit losses	9,117	6,050	2,023	29,604	49,578
Income tax expense	53,486	51,759	68,405	162,410	144,271
Net income	141,346	139,060	178,119	426,957	391,260
Dividends on preferred stock	4,127	4,030	3,172	12,031	9,516
Net income available to common shareholders	$137,219	$135,030	$174,947	$414,926	$381,744
Weighted average number of common shares outstanding:
Basic	507,650,668	507,690,043	506,342,200	507,580,197	478,383,342
Diluted	509,256,599	508,643,025	508,690,997	509,204,051	480,625,357
Per common share data:
Basic earnings	$0.27	$0.27	$0.35	$0.82	$0.80
Diluted earnings	0.27	0.27	0.34	0.81	0.79
Cash dividends declared	0.11	0.11	0.11	0.33	0.33
Closing stock price - high	10.30	9.38	12.95	12.59	15.02
Closing stock price - low	7.63	6.59	10.14	6.59	10.14
FINANCIAL RATIOS:
Net interest margin	2.90%	2.93%	3.59%	2.99%	3.40%
Net interest margin - FTE (1)	2.91	2.94	3.60	3.00	3.41
Annualized return on average assets	0.92	0.90	1.30	0.93	1.03
Annualized return on avg. shareholders' equity	8.56	8.50	11.39	8.72	8.89
NON-GAAP FINANCIAL DATA AND RATIOS: (3)
Basic earnings per share, as adjusted	$0.26	$0.28	$0.35	$0.84	$0.96
Diluted earnings per share, as adjusted	0.26	0.28	0.35	0.84	0.95
Annualized return on average assets, as adjusted	0.89%	0.95%	1.32%	0.96%	1.23%
Annualized return on average shareholders' equity, as adjusted	8.26	8.99	11.60	8.94	10.62
Annualized return on avg. tangible shareholders' equity	12.39%	12.37%	17.21%	12.71%	13.20%
Annualized return on average tangible shareholders' equity, as adjusted	11.95	13.09	17.54	13.04	15.77
Efficiency ratio	56.72	55.59	49.76	55.34	51.03

AVERAGE BALANCE SHEET ITEMS:
Assets	$61,391,688	$61,877,464	$54,858,306	$61,050,973	$50,588,010
Interest earning assets	56,802,565	57,351,808	50,531,242	56,510,997	46,605,417
Loans	50,019,414	49,457,937	44,341,894	49,120,153	40,529,794
Interest bearing liabilities	40,829,078	40,925,791	31,228,739	39,802,966	29,042,253
Deposits	49,848,446	47,464,469	44,770,368	48,165,152	41,176,472
Shareholders' equity	6,605,786	6,546,452	6,256,767	6,531,424	5,869,736

VALLEY NATIONAL BANCORP
CONSOLIDATED FINANCIAL HIGHLIGHTS
GAAP Reconciliations to GAAP Financial Measures (Continued)

	As Of
BALANCE SHEET ITEMS:	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2023	2023	2023	2022	2022
Assets	$61,183,352	$61,703,693	$64,309,573	$57,462,749	$55,927,501
Total loans	50,097,519	49,877,248	48,659,966	46,917,200	45,185,764
Deposits	49,885,314	49,619,815	47,590,916	47,636,914	45,308,843
Shareholders' equity	6,627,299	6,575,184	6,511,581	6,400,802	6,273,829

LOANS:
(In thousands)
Commercial and industrial	$9,274,630	$9,287,309	$9,043,946	$8,804,830	$8,701,377
Commercial real estate:
Commercial real estate	28,041,050	27,793,072	27,051,111	25,732,033	24,493,445
Construction	3,833,269	3,815,761	3,725,967	3,700,835	3,571,818
Total commercial real estate	31,874,319	31,608,833	30,777,078	29,432,868	28,065,263
Residential mortgage	5,562,665	5,560,356	5,486,280	5,364,550	5,177,128
Consumer:
Home equity	548,918	535,493	516,592	503,884	467,135
Automobile	1,585,987	1,632,875	1,717,141	1,746,225	1,711,086
Other consumer	1,251,000	1,252,382	1,118,929	1,064,843	1,063,775
Total consumer loans	3,385,905	3,420,750	3,352,662	3,314,952	3,241,996
Total loans	$50,097,519	$49,877,248	$48,659,966	$46,917,200	$45,185,764

CAPITAL RATIOS:
Book value per common share	$12.64	$12.54	$12.41	$12.23	$11.98
Tangible book value per common share (3)	8.63	8.51	8.36	8.15	7.87
Tangible common equity to tangible assets (3)	7.40%	7.24%	6.82%	7.45%	7.40%
Tier 1 leverage capital	8.08	7.86	7.96	8.23	8.31
Common equity tier 1 capital	9.21	9.03	9.02	9.01	9.09
Tier 1 risk-based capital	9.64	9.47	9.46	9.46	9.56
Total risk-based capital	11.68	11.52	11.58	11.63	11.84

VALLEY NATIONAL BANCORP
CONSOLIDATED FINANCIAL HIGHLIGHTS
GAAP Reconciliations to GAAP Financial Measures (Continued)

	Three Months Ended			Nine Months Ended
ALLOWANCE FOR CREDIT LOSSES:	September 30,	June 30,	September 30,	September 30,
($ in thousands)	2023	2023	2022	2023	2022
Allowance for credit losses for loans
Beginning balance	$458,676	$460,969	$490,963	$483,255	$375,702
Impact of the adoption of ASU No. 2022-02	—	—	—	(1,368)	—
Allowance for purchased credit deteriorated (PCD) loans, net (2)	—	—	—	—	70,319
Beginning balance, adjusted	458,676	460,969	490,963	481,887	446,021
Loans charged-off:
Commercial and industrial	(7,487)	(3,865)	(5,033)	(37,399)	(11,144)
Commercial real estate	(255)	(2,065)	(4,000)	(2,320)	(4,173)
Construction	—	(4,208)	—	(9,906)	—
Residential mortgage	(20)	(149)	—	(169)	(27)
Total consumer	(1,156)	(1,040)	(962)	(3,024)	(2,513)
Total loans charged-off	(8,918)	(11,327)	(9,995)	(52,818)	(17,857)
Charged-off loans recovered:
Commercial and industrial	3,043	2,173	13,236	6,615	16,012
Commercial real estate	5	4	1,729	33	2,060
Residential mortgage	30	135	163	186	694
Total consumer	362	390	477	1,513	2,431
Total loans recovered	3,440	2,702	15,605	8,347	21,197
Total net (charge-offs) recoveries	(5,478)	(8,625)	5,610	(44,471)	3,340
Provision for credit losses for loans	9,147	6,332	1,835	24,929	49,047
Ending balance	$462,345	$458,676	$498,408	$462,345	$498,408
Components of allowance for credit losses for loans:
Allowance for loan losses	$442,175	$436,432	$475,744	$442,175	$475,744
Allowance for unfunded credit commitments	20,170	22,244	22,664	20,170	22,664
Allowance for credit losses for loans	$462,345	$458,676	$498,408	$462,345	$498,408
Components of provision for credit losses for loans:
Provision for credit losses for loans	$11,221	$8,159	$1,315	$29,359	$42,883
(Credit) provision for unfunded credit commitments	(2,074)	(1,827)	520	(4,430)	6,164
Total provision for credit losses for loans	$9,147	$6,332	$1,835	$24,929	$49,047
Annualized ratio of total net charge-offs (recoveries) to total average loans	0.04%	0.07%	(0.05)%	0.12%	(0.01)%
Allowance for credit losses for loans as a % of total loans	0.92%	0.92%	1.10%	0.92	1.10

VALLEY NATIONAL BANCORP
CONSOLIDATED FINANCIAL HIGHLIGHTS
GAAP Reconciliations to GAAP Financial Measures (Continued)

	As Of
ASSET QUALITY:	September 30,	June 30,	March 31,	December 31,	September 30,
($ in thousands)	2023	2023	2023	2022	2022
Accruing past due loans:
30 to 59 days past due:
Commercial and industrial	$10,687	$6,229	$20,716	$11,664	$19,526
Commercial real estate	8,053	3,612	13,580	6,638	6,196
Residential mortgage	13,159	15,565	12,599	16,146	13,045
Total consumer	15,509	8,431	7,845	9,087	6,196
Total 30 to 59 days past due	47,408	33,837	54,740	43,535	44,963
60 to 89 days past due:
Commercial and industrial	5,720	7,468	24,118	12,705	2,188
Commercial real estate	2,620	—	—	3,167	383
Construction	—	—	—	—	12,969
Residential mortgage	9,710	1,348	2,133	3,315	5,947
Total consumer	1,720	4,126	1,519	1,579	1,174
Total 60 to 89 days past due	19,770	12,942	27,770	20,766	22,661
90 or more days past due:
Commercial and industrial	6,629	6,599	8,927	18,392	15,072
Commercial real estate	—	2,242	—	2,292	15,082
Construction	3,990	3,990	6,450	3,990	—
Residential mortgage	1,348	1,165	1,668	1,866	550
Total consumer	391	1,006	747	47	421
Total 90 or more days past due	12,358	15,002	17,792	26,587	31,125
Total accruing past due loans	$79,536	$61,781	$100,302	$90,888	$98,749
Non-accrual loans:
Commercial and industrial	$87,655	$84,449	$78,606	$98,881	$135,187
Commercial real estate	83,338	82,712	67,938	68,316	67,319
Construction	62,788	63,043	68,649	74,230	61,098
Residential mortgage	21,614	20,819	23,483	25,160	26,564
Total consumer	3,545	3,068	3,318	3,174	3,227
Total non-accrual loans	258,940	254,091	241,994	269,761	293,395
Other real estate owned (OREO)	71	824	1,189	286	286
Other repossessed assets	1,314	1,230	1,752	1,937	1,122
Total non-performing assets	$260,325	$256,145	$244,935	$271,984	$294,803
Total non-accrual loans as a % of loans	0.52%	0.51%	0.50%	0.57%	0.65%
Total accruing past due and non-accrual loans as a % of loans	0.68	0.63	0.70	0.77	0.87
Allowance for losses on loans as a % of non-accrual loans	170.76	171.76	180.54	170.02	162.15

VALLEY NATIONAL BANCORP
CONSOLIDATED FINANCIAL HIGHLIGHTS
NOTES TO SELECTED FINANCIAL DATA

(1)	Net interest income and net interest margin are presented on a tax equivalent basis using a 21 percent federal tax rate. Valley believes that this presentation provides comparability of net interest income and net interest margin arising from both taxable and tax-exempt sources and is consistent with industry practice and SEC rules.
(2)	Represents the allowance for acquired PCD loans, net of PCD loan charge-offs totaling $62.4 million in the second quarter 2022.
(3)
Non-GAAP Reconciliations. This press release contains certain supplemental financial information, described in the Notes below, which has been determined by methods other than U.S. Generally Accepted Accounting Principles ("GAAP") that management uses in its analysis of Valley's performance. The Company believes that the non-GAAP financial measures provide useful supplemental information to both management and investors in understanding Valley’s underlying operational performance, business and performance trends, and may facilitate comparisons of our current and prior performance with the performance of others in the financial services industry. Management utilizes these measures for internal planning, forecasting and analysis purposes. Management believes that Valley’s presentation and discussion of this supplemental information, together with the accompanying reconciliations to the GAAP financial measures, also allows investors to view performance in a manner similar to management. These non-GAAP financial measures should not be considered in isolation or as a substitute for or superior to financial measures calculated in accordance with U.S. GAAP. These non-GAAP financial measures may also be calculated differently from similar measures disclosed by other companies.

Non-GAAP Reconciliations to GAAP Financial Measures

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
($ in thousands, except for share data)	2023	2023	2022	2023	2022
Adjusted net income available to common shareholders (non-GAAP):
Net income, as reported (GAAP)	$141,346	$139,060	$178,119	$426,957	$391,260
Add: Losses (gains) on available for sale and held to maturity securities transactions (net of tax)(a)	318	6	(24)	341	(74)
Add: Restructuring charge (net of tax)(b)	(484)	8,015	—	7,531	—
Add: Provision for credit losses for available for sale securities (c)	—	—	—	5,000	—
Add: Non-PCD provision for credit losses (net of tax)(d)	—	—	—	—	29,282
Add: Merger related expenses (net of tax)(e)	—	—	3,360	2,962	47,103
Add: Net gains on sales of office buildings (net of tax)(f)	(4,817)	—	—	(4,817)	—
Net income, as adjusted (non-GAAP)	$136,363	$147,081	$181,455	$437,974	$467,571
Dividends on preferred stock	4,127	4,030	3,172	12,031	9,516
Net income available to common shareholders, as adjusted (non-GAAP)	$132,236	$143,051	$178,283	$425,943	$458,055
__________
(a) Included in gains (losses) on securities transactions, net.
(b) Represents severance expense related to workforce reductions within salary and employee benefits expense.
(c) Included in provision for credit losses for available for sale and held to maturity securities (tax disallowed).
(d) Represents provision for credit losses for non-PCD assets and unfunded credit commitments acquired during the period.
(e) Included primarily within salary and employee benefits expense.
(f) Included in net gains (losses) on sale of assets within non-interest income.

Adjusted per common share data (non-GAAP):
Net income available to common shareholders, as adjusted (non-GAAP)	$132,236	$143,051	$178,283	$425,943	$458,055
Average number of shares outstanding	507,650,668	507,690,043	506,342,200	507,580,197	478,383,342
Basic earnings, as adjusted (non-GAAP)	$0.26	$0.28	$0.35	$0.84	$0.96
Average number of diluted shares outstanding	509,256,599	508,643,025	508,690,997	509,204,051	480,625,357
Diluted earnings, as adjusted (non-GAAP)	$0.26	$0.28	$0.35	$0.84	$0.95
Adjusted annualized return on average tangible shareholders' equity (non-GAAP):
Net income, as adjusted (non-GAAP)	$136,363	$147,081	$181,455	$437,974	$467,571
Average shareholders' equity	$6,605,786	$6,546,452	$6,256,767	6,531,424	5,869,736
Less: Average goodwill and other intangible assets	2,042,486	2,051,591	2,117,818	2,051,727	1,917,217
Average tangible shareholders' equity	$4,563,300	$4,494,861	$4,138,949	$4,479,697	$3,952,519
Annualized return on average tangible shareholders' equity, as adjusted (non-GAAP)	11.95%	13.09%	17.54%	13.04%	15.77%

Adjusted annualized return on average assets (non-GAAP):
Net income, as adjusted (non-GAAP)	$136,363	$147,081	$181,455	$437,974	$467,571
Average assets	$61,391,688	$61,877,464	$54,858,306	$61,050,973	$50,588,010
Annualized return on average assets, as adjusted (non-GAAP)	0.89%	0.95%	1.32%	0.96%	1.23%

VALLEY NATIONAL BANCORP
CONSOLIDATED FINANCIAL HIGHLIGHTS
GAAP Reconciliations to GAAP Financial Measures (Continued)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
($ in thousands, except for share data)	2023	2023	2022	2023	2022
Adjusted annualized return on average shareholders' equity (non-GAAP):
Net income, as adjusted (non-GAAP)	$136,363	$147,081	$181,455	$437,974	$467,571
Average shareholders' equity	$6,605,786	$6,546,452	$6,256,767	$6,531,424	$5,869,736
Annualized return on average shareholders' equity, as adjusted (non-GAAP)	8.26%	8.99%	11.60%	8.94%	10.62%
Annualized return on average tangible shareholders' equity (non-GAAP):
Net income, as reported (GAAP)	$141,346	$139,060	$178,119	$426,957	$391,260
Average shareholders' equity	$6,605,786	$6,546,452	$6,256,767	6,531,424	5,869,736
Less: Average goodwill and other intangible assets	2,042,486	2,051,591	2,117,818	2,051,727	1,917,217
Average tangible shareholders' equity	$4,563,300	$4,494,861	$4,138,949	$4,479,697	$3,952,519
Annualized return on average tangible shareholders' equity (non-GAAP)	12.39%	12.37%	17.21%	12.71%	13.20%
Efficiency ratio (non-GAAP):
Non-interest expense, as reported (GAAP)	$267,133	$282,971	$261,639	$822,270	$758,709
Less: Restructuring charge (pre-tax)	(675)	11,182	—	10,507	—
Less: Merger-related expenses (pre-tax)	—	—	4,707	4,133	63,831
Less: Amortization of tax credit investments (pre-tax)	4,191	5,018	3,105	13,462	9,194
Non-interest expense, as adjusted (non-GAAP)	$263,617	$266,771	$253,827	$794,168	$685,684
Net interest income, as reported (GAAP)	412,418	419,765	453,992	1,268,203	1,189,821
Non-interest income, as reported (GAAP)	58,664	60,075	56,194	173,038	153,997
Add: Losses (gains) on available for sale and held to maturity securities transactions, net (pre-tax)	443	9	(33)	476	(102)
Less: Net gains on sales of office buildings (pre-tax)	(6,721)	—	—	(6,721)	—
Non-interest income, as adjusted (non-GAAP)	$52,386	$60,084	$56,161	$166,793	$153,895
Gross operating income, as adjusted (non-GAAP)	$464,804	$479,849	$510,153	$1,434,996	$1,343,716
Efficiency ratio (non-GAAP)	56.72%	55.59%	49.76%	55.34%	51.03%
	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
($ in thousands, except for share data)	2023	2023	2023	2022	2022
Tangible book value per common share (non-GAAP):
Common shares outstanding	507,660,742	507,619,430	507,762,358	506,374,478	506,351,502
Shareholders' equity (GAAP)	$6,627,299	$6,575,184	$6,511,581	$6,400,802	$6,273,829
Less: Preferred stock	209,691	209,691	209,691	209,691	209,691
Less: Goodwill and other intangible assets	2,038,202	2,046,882	2,056,107	2,066,392	2,079,731
Tangible common shareholders' equity (non-GAAP)	$4,379,406	$4,318,611	$4,245,783	$4,124,719	$3,984,407
Tangible book value per common share (non-GAAP)	$8.63	$8.51	$8.36	$8.15	$7.87
Tangible common equity to tangible assets (non-GAAP):
Tangible common shareholders' equity (non-GAAP)	$4,379,406	$4,318,611	$4,245,783	$4,124,719	$3,984,407
Total assets (GAAP)	$61,183,352	$61,703,693	$64,309,573	$57,462,749	$55,927,501
Less: Goodwill and other intangible assets	2,038,202	2,046,882	2,056,107	2,066,392	2,079,731
Tangible assets (non-GAAP)	$59,145,150	$59,656,811	$62,253,466	$55,396,357	$53,847,770
Tangible common equity to tangible assets (non-GAAP)	7.40%	7.24%	6.82%	7.45%	7.40%

VALLEY NATIONAL BANCORP
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands, except for share data)

	September 30,	December 31,
	2023	2022
	(Unaudited)
Assets
Cash and due from banks	$444,857	$444,325
Interest bearing deposits with banks	698,966	503,622
Investment securities:
Equity securities	63,191	48,731
Trading debt securities	3,441	13,438
Available for sale debt securities	1,186,524	1,261,397
Held to maturity debt securities (net of allowance for credit losses of $1,321 at September 30, 2023 and $1,646 at December 31, 2022)	3,797,388	3,827,338
Total investment securities	5,050,544	5,150,904
Loans held for sale, at fair value	33,834	18,118
Loans	50,097,519	46,917,200
Less: Allowance for loan losses	(442,175)	(458,655)
Net loans	49,655,344	46,458,545
Premises and equipment, net	387,981	358,556
Lease right of use assets	352,104	306,352
Bank owned life insurance	719,691	717,177
Accrued interest receivable	237,786	196,606
Goodwill	1,868,936	1,868,936
Other intangible assets, net	169,266	197,456
Other assets	1,564,043	1,242,152
Total Assets	$61,183,352	$57,462,749
Liabilities
Deposits:
Non-interest bearing	$11,671,504	$14,463,645
Interest bearing:
Savings, NOW and money market	23,110,840	23,616,812
Time	15,102,970	9,556,457
Total deposits	49,885,314	47,636,914
Short-term borrowings	89,802	138,729
Long-term borrowings	2,318,294	1,543,058
Junior subordinated debentures issued to capital trusts	57,021	56,760
Lease liabilities	413,021	358,884
Accrued expenses and other liabilities	1,792,601	1,327,602
Total Liabilities	54,556,053	51,061,947
Shareholders’ Equity
Preferred stock, no par value; 50,000,000 authorized shares:
Series A (4,600,000 shares issued at September 30, 2023 and December 31, 2022)	111,590	111,590
Series B (4,000,000 shares issued at September 30, 2023 and December 31, 2022)	98,101	98,101
Common stock (no par value, authorized 650,000,000 shares; issued 507,896,910 shares at September 30, 2023 and December 31, 2022)	178,187	178,185
Surplus	4,982,748	4,980,231
Retained earnings	1,460,284	1,218,445
Accumulated other comprehensive loss	(201,892)	(164,002)
Treasury stock, at cost (236,168 common shares at September 30, 2023 and 1,522,432 common shares at December 31, 2022)	(1,719)	(21,748)
Total Shareholders’ Equity	6,627,299	6,400,802
Total Liabilities and Shareholders’ Equity	$61,183,352	$57,462,749

VALLEY NATIONAL BANCORP
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(in thousands, except for share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Interest Income
Interest and fees on loans	$753,638	$715,172	$496,520	$2,124,036	$1,229,462
Interest and dividends on investment securities:
Taxable	32,383	31,919	28,264	96,591	74,416
Tax-exempt	4,585	5,575	5,210	15,485	12,739
Dividends	5,299	7,517	2,738	18,001	7,490
Interest on federal funds sold and other short-term investments	17,113	27,276	3,996	66,594	6,026
Total interest income	813,018	787,459	536,728	2,320,707	1,330,133
Interest Expense
Interest on deposits:
Savings, NOW and money market	201,916	164,842	50,674	517,524	77,423
Time	164,336	125,764	15,174	370,398	21,274
Interest on short-term borrowings	5,189	50,208	5,160	89,345	10,049
Interest on long-term borrowings and junior subordinated debentures	29,159	26,880	11,728	75,237	31,566
Total interest expense	400,600	367,694	82,736	1,052,504	140,312
Net Interest Income	412,418	419,765	453,992	1,268,203	1,189,821
(Credit) provision for credit losses for available for sale and held to maturity securities	(30)	(282)	188	4,675	531
Provision for credit losses for loans	9,147	6,332	1,835	24,929	49,047
Net Interest Income After Provision for Credit Losses	403,301	413,715	451,969	1,238,599	1,140,243
Non-Interest Income
Wealth management and trust fees	11,417	11,176	9,281	32,180	23,989
Insurance commissions	2,336	3,139	3,750	7,895	9,072
Capital markets	7,141	16,967	13,171	35,000	42,242
Service charges on deposit accounts	10,952	10,542	10,338	31,970	26,617
(Losses) gains on securities transactions, net	(398)	217	323	197	(1,058)
Fees from loan servicing	2,681	2,702	3,138	8,054	8,636
Gains on sales of loans, net	2,023	1,240	922	3,752	5,510
Gains (losses) on sales of assets, net	6,653	161	(106)	6,938	(372)
Bank owned life insurance	2,709	2,443	1,681	7,736	5,840
Other	13,150	11,488	13,696	39,316	33,521
Total non-interest income	58,664	60,075	56,194	173,038	153,997
Non-Interest Expense
Salary and employee benefits expense	137,292	149,594	134,572	431,872	397,103
Net occupancy expense	24,675	25,949	26,486	73,880	70,906
Technology, furniture and equipment expense	37,320	32,476	39,365	106,304	115,245
FDIC insurance assessment	7,946	10,426	6,500	27,527	16,009
Amortization of other intangible assets	9,741	9,812	11,088	30,072	26,925
Professional and legal fees	17,109	21,406	17,840	55,329	62,998
Amortization of tax credit investments	4,191	5,018	3,105	13,462	9,194
Other	28,859	28,290	22,683	83,824	60,329
Total non-interest expense	267,133	282,971	261,639	822,270	758,709
Income Before Income Taxes	194,832	190,819	246,524	589,367	535,531
Income tax expense	53,486	51,759	68,405	162,410	144,271
Net Income	141,346	139,060	178,119	426,957	391,260
Dividends on preferred stock	4,127	4,030	3,172	12,031	9,516
Net Income Available to Common Shareholders	$137,219	$135,030	$174,947	$414,926	$381,744

VALLEY NATIONAL BANCORP
Quarterly Analysis of Average Assets, Liabilities and Shareholders' Equity and
Net Interest Income on a Tax Equivalent Basis

	Three Months Ended
	September 30, 2023			June 30, 2023			September 30, 2022
	Average		Avg.	Average		Avg.	Average		Avg.
($ in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Interest earning assets:
Loans (1)(2)	$50,019,414	$753,662	6.03%	$49,457,937	$715,195	5.78%	$44,341,894	$496,545	4.48%
Taxable investments (3)	4,915,778	37,682	3.07	5,065,812	39,436	3.11	4,815,181	31,002	2.58
Tax-exempt investments (1)(3)	620,439	5,800	3.74	629,342	7,062	4.49	635,795	6,501	4.09
Interest bearing deposits with banks	1,246,934	17,113	5.49	2,198,717	27,276	4.96	738,372	3,996	2.16
Total interest earning assets	56,802,565	814,257	5.73	57,351,808	788,969	5.50	50,531,242	538,044	4.26
Other assets	4,589,123			4,525,656			4,327,064
Total assets	$61,391,688			$61,877,464			$54,858,306
Liabilities and shareholders' equity
Interest bearing liabilities:
Savings, NOW and money market deposits	$23,016,737	$201,916	3.51%	$22,512,128	$164,843	2.93%	$23,541,694	$50,674	0.86%
Time deposits	14,880,311	164,336	4.42	12,195,479	125,764	4.12	5,192,896	15,174	1.17
Short-term borrowings	436,518	5,189	4.75	3,878,457	50,207	5.18	1,016,240	5,160	2.03
Long-term borrowings (4)	2,495,512	29,159	4.67	2,339,727	26,880	4.60	1,477,909	11,728	3.17
Total interest bearing liabilities	40,829,078	400,600	3.92	40,925,791	367,694	3.59	31,228,739	82,736	1.06
Non-interest bearing deposits	11,951,398			12,756,862			16,035,778
Other liabilities	2,005,426			1,648,359			1,337,022
Shareholders' equity	6,605,786			6,546,452			6,256,767
Total liabilities and shareholders' equity	$61,391,688			$61,877,464			$54,858,306

Net interest income/interest rate spread (5)		$413,657	1.81%		$421,275	1.91%		$455,308	3.20%
Tax equivalent adjustment		(1,239)			(1,510)			(1,316)
Net interest income, as reported		$412,418			$419,765			$453,992
Net interest margin (6)			2.90			2.93			3.59
Tax equivalent effect			0.01			0.01			0.01
Net interest margin on a fully tax equivalent basis (6)			2.91%			2.94%			3.60%

(1)     Interest income is presented on a tax equivalent basis using a 21 percent federal tax rate.
(2)    Loans are stated net of unearned income and include non-accrual loans.
(3)    The yield for securities that are classified as available for sale is based on the average historical amortized cost.
(4)    Includes junior subordinated debentures issued to capital trusts which are presented separately on the consolidated statements of condition.
(5)    Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.
(6)    Net interest income as a percentage of total average interest earning assets.

SHAREHOLDERS RELATIONS
Requests for copies of reports and/or other inquiries should be directed to Tina Zarkadas, Assistant Vice President, Shareholder Relations Specialist, Valley National Bancorp, 70 Speedwell Avenue, Morristown, New Jersey, 07960, by telephone at (973) 305-3380, by fax at (973) 305-1364 or by e-mail at tzarkadas@valley.com.